THE OBLIGATIONS EVIDENCED BY THIS INSTRUMENT ARE UNSECURED OBLIGATIONS AND ARE SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR OBLIGATIONS (AS DEFINED IN THE SUBORDINATION AGREEMENT HEREINAFTER REFERRED TO) PURSUANT TO, AND TO THE EXTENT PROVIDED IN, THE SUBORDINATION AGREEMENT, DATED AS OF OCTOBER 9, 2012 (AS AMENDED, RESTATED OR OTHERWISE MODIFIED FROM TIME TO TIME, THE "SUBORDINATION AGREEMENT"), MADE AMONG THE SUBORDINATED LENDERS, THE SENIOR CREDITORS AND THE COMPANY.

THE OBLIGATIONS EVIDENCED BY THIS INSTRUMENT ARE CONTINGENT UPON CERTAIN EVENTS OCCURING WITHIN A GIVEN TIMEFRAME. IF SUCH EVENTS DO NOT TIMELY OCCUR, THEN THE PRINCIPAL AND INTEREST AMOUNTS OF THIS NOTE SHALL AUTOMATICALLY BE REDUCED TO ZERO.

CHRISTALS ACQUISITION, LLC

CONTINGENT SUBORDINATED PROMISSORY NOTE

$150,000.00 October 9, 2012

FOR VALUE RECEIVED, Christals Acquisition, LLC, a Delaware limited liability company (the "Company"), promises to pay to Gary A. Zebrowski Living Trust ("Contingent Lender"), or its registered assigns, in lawful money of the United States of America, One Hundred Fifty Thousand Dollars ($150,000.00) principal amount hereof, together with Interest (as such term is defined below) from the date of this Contingent Subordinated Promissory Note (this "Contingent Note") on the unpaid principal balance until such principal balance is paid in full in cash. Subject to the Subordination Provisions and all other rights of the Senior Creditors (as such term is defined below) arising in connection with the Senior Obligations (as such term is defined below), all unpaid principal, together with any then unpaid and accrued Interest(as such term is defined below) and other amounts payable hereunder, will be due and payable in cash on the earlier of (a) the Maturity Date (as such term is defined below), (b) the occurrence of a Liquidity Event (as such term is defined below), and (c) the date when, upon the occurrence and during the continuance of an Event of Default (as such term is defined below), such amounts are declared due and payable in cash by the Majority Lenders (as such term is defined below) or made automatically due and payable in cash hereunder, in each case, in accordance with the terms hereof. This Contingent Note is one of a series of Contingent Notes of like tenor hereto (collectively, the "Contingent Notes") issued to various persons (collectively, the "Contingent Lenders") pursuant to a Purchase Agreement, dated as of October 9, 2012 (the "Purchase Agreement"), in the aggregate principal amount of Three Hundred Thousand Dollars ($300,000). The Company has also issued Unsecured Subordinated Promissory Notes (the "Other Subordinated Notes") to various persons (the "Other Subordinated Lenders" and, together with the Contingent Lenders, the "Subordinated Lenders") pursuant to the Purchase Agreement, in the aggregate principal amount of Three Million One Hundred Thousand Dollars ($3,100,000). The

Contingent Notes and the Other Subordinated Notes are referred to herein collectively as the "Subordinated Notes."

The following is a statement of the rights of Contingent Lenders and the conditions to which the Contingent Notes are subject, and to which each of the Contingent Lenders, by the acceptance of any Contingent Note, agrees:

1. **Definitions.** As used in this Contingent Note, the following capitalized terms have the following meanings:

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

"Closing Date" means October 9, 2012.

"Contingency" means the aggregate revenues for ZJ Gifts F-2, L.L.C., ZJ Gifts F-3, L.L.C., ZJ Gifts F-4, L.L.C., ZJ Gifts F-5, L.L.C. and ZJ Gifts F-6, L.L.C. exceeding $3,984,297 for any consecutive 12 calendar months ending prior to August __, 2016.

"Credit Agreement" means that certain Securities Purchase Agreement, dated as of October 9, 2012, among the Company and the Credit Agreement Lenders, as such agreement may be amended, replaced, refinanced, amended and restated, supplemented or otherwise modified from time to time.

"Credit Agreement Lenders" means, collectively, Harvest Capital Credit LLC (together with its successors) and any holder from time to time party to the Credit Agreement, together with the permitted successors and assigns of each of the foregoing.

"Event of Default" has the meaning given in Section 5 of this Contingent Note.

"Interest Rate" means 12.0% per annum on the principal amount of this Contingent Note from time to time outstanding, payable in cash, based on a 360 day year.

"Liquidity Event" means the occurrence of the sale or other dispositions of 100% of the ownership interests of the Company.

"Majority Lenders" means at any time, Subordinated Lenders holding in the aggregate more than fifty percent (50%) of the obligations then outstanding under the Subordinated Notes.

"Maturity Date" means January 9, 2017.

"Pro Rata Share" means, with respect to any Contingent Lender, its pro rata share of the obligations evidenced by all of the Contingent Notes then outstanding.

"Senior Creditors" means the Credit Agreement Lenders.

"Senior Obligations" means, collectively, all indebtedness, obligations and other liabilities of every kind, including all principal, interest, indemnities (other than inchoate indemnity obligations), charges, fees, costs, expenses and other amounts due (including the payment of any principal, interest, fees, costs, expenses, charges and other amounts regardless of whether allowed or allowable in whole or in part in any insolvency proceeding), of the Company and its subsidiaries in favor of or payable to the Senior Creditors evidenced by or arising under the Credit Agreement and all other agreements, documents and instruments at any time executed and/or delivered by the Company or any of its subsidiary with, to or in favor of any Senior Creditor in connection therewith and shall additionally include without limitation, all Senior Indebtedness (as defined in the Credit Agreement).

"Subordination Agreement" means the Subordination Agreement, dated as of October 9, 2012, among the Subordinated Lenders, the Senior Creditors and the Company.

"Subordination Provisions" has the meaning ascribed to such term in Section 2 of this Contingent Note.

"Subordinated Lender" and "Subordinated Lenders" have the meanings ascribed to such terms in the introductory paragraph of this Contingent Note.

"Subordinated Obligations" means all indebtedness, obligations and other liabilities, including all Interest, fees, costs, expenses and other amounts due, of the Company in favor of or payable to the Subordinated Lenders under the Subordinated Notes from time to time.

2. **Subordination.** By acceptance of this Contingent Note, the Contingent Lender acknowledges and agrees that Subordinated Obligations will be fully subordinated to the Senior Obligations and the rights of the Senior Creditors related thereto as set forth in the Subordination Agreement (collectively, the "Subordination Provisions").

3. **Payments.** Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, the Company will make payments to the Contingent Lender as follows:

(a) Interest. Subject to Section 6(b) of this Contingent Note, and provided that the Contingency has occurred, payments of accrued and unpaid Interest on this Contingent Note at the Interest Rate will be due and payable in cash in arrears on the earlier of the Maturity Date or the occurrence of a Liquidity Event. Accrued but unpaid interest shall be compounded quarterly on each April 1, July 1, October 1 and January 1.

(b) Principal. Provided that the Contingency has occurred, all outstanding principal and any unpaid accrued Interest will be due and payable in full in cash on the earlier of the Maturity Date or the occurrence of a Liquidity Event.

(c) Prepayment. Provided that the Contingency has occurred, upon five Business Days prior written notice to the Contingent Lender, the Company may prepay this Contingent Note in whole or in part at any time without penalty, premium or additional Interest; provided, that any such prepayment will be applied first to Interest accrued on this Contingent

Note and second, if the amount of prepayment exceeds the amount of such accrued Interest, to the payment of the principal amount of this Contingent Note then outstanding.

(d) Contingency Failure. If the Contingency does not occur by August __, 2016, then this Contingent Note shall terminate and be of no further force and effect, and all outstanding principal and accrued Interest on this Note shall automatically be reduced to zero.

4. Covenants. For so long as any of the Subordinated Obligations (other than inchoate indemnity obligations) remain outstanding, the Company covenants and agrees with the Contingent Lender that, unless otherwise approved by the Majority Lenders in writing, the Company will at all times:

(a) provide each Subordinated Lender written notice, not less than ten Business Days prior to the consummation of a Liquidity Event; and

(b) provide each Subordinated Lender such information as the Majority Lenders reasonably request regarding the financial condition of the Company.

5. Events of Default. The occurrence of any of the following will constitute an "Event of Default" under this Contingent Note:

(a) Failure to Pay. The Company fails to pay when due any principal payment on the due date hereunder or any Interest payment or other payment with respect to the Subordinated Obligations required under the terms of this Contingent Note on the date when the same becomes due and payable;

(b) Voluntary Bankruptcy or Insolvency Proceedings. The Company (i) applies for or consents to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) admits in writing its inability to pay its debts generally as they mature, (iii) makes a general assignment for the benefit of its or any of its creditors, (iv) is dissolved or liquidated, (v) commences a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or consent to any such relief or to the appointment of or taking possession of its property by any official in an involuntary case or other proceeding commenced against it, or (vi) takes any action for the purpose of effecting any of the foregoing; or

(c) Involuntary Bankruptcy or Insolvency Proceedings. Proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company, or of all or a substantial part of the property thereof, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or the debts thereof under any bankruptcy, insolvency or other similar law now or hereafter in effect are commenced and an order for relief entered or such proceeding is not dismissed or discharged within 60 days of commencement.

6. Rights of Subordinated Lenders upon Default.

(a) Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, upon the occurrence of an Event of Default described in Section 5(a) of this Contingent Note and at any time thereafter during the continuance of such Event of Default, the Majority Lenders may, by written notice to the Company, declare all outstanding obligations payable by the Company hereunder to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. Subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, upon the occurrence of any Event of Default described in Sections 5(b), 5(c) or 5(d), immediately and without notice, all outstanding obligations payable by the Company hereunder will automatically and immediately become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein to the contrary notwithstanding. In addition to the foregoing remedies, subject to the Subordination Provisions and all other rights of the Senior Creditors arising in connection with the Senior Obligations, upon the occurrence and during the continuance of any Event of Default, the Majority Lenders may exercise any other right, power or remedy otherwise permitted by law, either by suit in equity or by action at law, or both.

(b) Default Interest. (i) Following the occurrence of and during the continuation of an Event of Default or (ii) in the event the Company breaches or fails to comply with any of the covenants set forth in Section 4 of this Contingent Note and such breach or failure continues for 30 days, the Interest Rate will be increased by three percent (3%), until such time as such Event of Default, breach or noncompliance is cured or waived by the Majority Lenders.

(c) Collection Costs. The Company agrees to pay in cash on demand all reasonable attorney's fees and other expenses incurred by the Subordinated Lenders in the enforcement of any of their rights under this Contingent Note whether the Event of Default is ultimately cured (if such cure is permitted) or whether the Subordinated Lenders are obligated to pursue their legal remedies, including such expenses incurred prior to the institution of legal action, during the pendency of such legal action, during any bankruptcy or insolvency proceeding and continuing to include all such expenses incurred in connection with any appeal to higher courts arising out of legal proceedings to enforce the Company's obligations under this Contingent Note.

(d) Waivers. The Company agrees that failure of the Subordinated Lenders to exercise their rights hereunder will not constitute a waiver of the right to exercise the same in the event of a subsequent Event of Default.

7. Miscellaneous.

(a) Majority Lenders. Subject to the terms of the documents governing the Senior Obligations, any one or more of the following may occur, and will be binding on all Subordinated Lenders, upon the written agreement of or the written direction by the Majority

Lenders: (i) any modification, extension, amendment, waiver, subordination or forbearance with respect to Subordinated Lenders' rights and obligations under the Contingent Notes, (ii) any declaration of an Event of Default, (iii) any exercise of any rights and remedies provided by this Contingent Note or by applicable law, and (iv) all other matters with respect to the rights and obligations of the Contingent Lenders under the Contingent Notes. The Majority Lenders will be indemnified and held harmless by all Subordinated Lenders with respect to any of the foregoing and all decisions, judgments, instructions, conduct and actions related thereto, including without limitation all resulting costs, expenses, liabilities and losses resulting therefore, except in the circumstance of willful misconduct.

(b) Successors and Assigns. The rights and obligations of the Company and the Contingent Lenders under the Contingent Notes will be binding upon and benefit their respective successors, assigns, heirs, administrators and transferees.

(c) Notices. All notices, requests, demands, consents, instructions or other communications required or permitted hereunder will be in writing and sent via facsimile transmission or other electronic transmission (including a .pdf sent via electronic mail), mailed or delivered to each party at the respective address of such party as set forth on Annex A hereto, or at such other address as the such party may furnish to one the other parties hereto in writing. All such notices and communications will be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one Business Day after being delivered by facsimile (with receipt of appropriate confirmation), or (iv) one Business Day after being timely deposited with an overnight courier service of recognized standing for overnight delivery.

(d) Expenses. In addition to the obligations under Section 6(c), the Company will pay all reasonable costs and expenses associated with the preparation, negotiation, administration and closing of this Contingent Note and arising in connection with the Subordinated Obligations, including, without limitation, the reasonable fees of legal counsel to the Contingent Lenders.

(e) Payment. All payments will be made in lawful tender of the United States.

(f) Usury. In the event any Interest paid on this Contingent Note is deemed to be in excess of the then legal maximum rate, then the portion of the Interest payment representing an amount in excess of the then legal maximum rate will be deemed a payment of principal and applied against the principal of this Contingent Note.

(g) Waivers. The Company hereby waives notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor and all other notices or demands relative to this Contingent Note.

(h) Governing Law. This Contingent Note and all actions arising hereunder or in connection herewith will be governed by and construed in accordance with the laws of the State of New York, without regard to the conflicts of law provisions of the State of New York, or of any other state.

(i) Waiver of Jury Trial. By acceptance of this Contingent Note, Contingent Lender hereby agrees and the Company hereby agrees to waive their respective rights to a jury trial of any claim or cause of action based upon or arising out of this Contingent Note.

(j) Consent to Jurisdiction. Each party agrees that all legal proceedings concerning this Contingent Note or any of the Subordinated Obligations (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state or federal courts sitting in The City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Contingent Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[Signature page follows immediately]

The Company has caused this Contingent Note to be issued as of the date first written above.

CHRISTALS ACQUISITION, LLC

By: ______________________
Name: Edward J. Tobin
Title: Manager

And by: ______________________
Name: Ellery W. Roberts
Title: Manager

ANNEX A
(Addresses for Notice)

The Company's address for notice under the Contingent Note shall be:

Christals Acquisition, LLC
590 Madison Ave., 27th Fl.
New York, NY 10022
email: etobin@gemny.com; and eroberts@1847companies.com
Fax: (212) 265-4035

With a copy to:

Gottbetter & Partners, LLP
488 Madison Avenue, 12th Floor
New York, NY 10022
email: notices@gottbetter.com
facsimile: 212-400-6901

The Contingent Lender's address for notice under the Contingent Note shall be:

2812 N.W. 57th Street, Suite 103
Oklahoma City, Oklahoma 73112
Attention: Gary Zebrowski
email: gzebrowski@zjinv.com
facsimile: __________

With a copy to:

Robertson & Williams
9658 N. May Avenue, Suite 200
Oklahoma City, OK 73120-2718
Attention: Mark A. Robinson
email: mark@robertsonwilliams.com
facsimile: 405-843-6707